UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2022

Apollo Endosurgery, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35706	16-1630142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 S. Capital of Texas Highway Building 1, Suite #300 Austin, Texas 78746 (Address of principal executive offices) (Zip Code)
(512) 279-5100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	APEN	The Nasdaq Global Market

Item 5.07    Submission of Matters to a Vote of Security Holders.
On June 14, 2022, Apollo Endosurgery, Inc., or the Company, held its 2022 Annual Meeting. As of April 20, 2022, the record date for the 2022 Annual Meeting, there were a total of 40,157,526 shares of common stock outstanding and entitled to vote. At the 2022 Annual Meeting, 31,214,438 shares of the Company's common stock, or approximately 77.7% of the voting power of shares outstanding as of the record date, were represented in person or by proxy, constituting a quorum. The following proposals were adopted at the 2022 Annual Meeting by the margin indicated. Proxies for the 2022 Annual Meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition of management’s solicitation.
(a) Proposal 1. To elect the two Class II nominees to the Board of Directors of the Company to hold office until the 2025 Annual Meeting of Stockholders and until their successors are duly elected and qualified, subject to their earlier resignation or removal.

Name	Votes For	Votes Against	Votes Withheld	Broker Non-Votes
R. Kent McGaughy, Jr.	19,014,820	1,005,375	18,641	11,175,602
Jeannette Bankes	20,013,068	20,027	5,741	11,175,602
(b) Proposal 2. The selection of Moss Adams LLP to act as our independent registered public accounting firm for the year ending December 31, 2022 was ratified based upon the following votes:

Votes for	31,204,059
Votes Against	5,817
Abstentions	4,562

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO ENDOSURGERY, INC.

Dated:	June 14, 2022
		By:	/s/ Jeffrey Black
		Name:	Jeffrey Black
		Title:	Chief Financial Officer